AMERIPRIME FUNDS

                                 CODE OF ETHICS

STATEMENT OF PRINCIPLES

         AmeriPrime Funds (the "Trust") has adopted this Code of Ethics to govern personal securities investment activities of persons affiliated with the investment advisers listed on Schedule A of this Code, and the officers and trustees of the Trust (collectively, "AmeriPrime Personnel"). Although this Code contains a number of specific standards and policies, there are three key principles embodied throughout the Code.

         THE INTERESTS OF TRUST SHAREHOLDERS MUST ALWAYS BE PARAMOUNT

         AmeriPrime Personnel have a legal, fiduciary duty to place the interests of clients first. In any decision relating to their personal investments, AmeriPrime Personnel must scrupulously avoid serving their own interests ahead of those of any client.

         AMERIPRIME PERSONNEL MAY NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR
                        RELATIONSHIP TO OUR SHAREHOLDERS

         AmeriPrime Personnel should avoid any situation (unusual investment opportunities, perquisites, accepting gifts of more than token value from persons seeking to do business with the Advisers or the Trust) that might compromise, or call into question, the exercise of their fully independent judgement in the interests of trust shareholders.

         ALL PERSONAL SECURITIES TRANSACTIONS SHOULD AVOID ANY ACTUAL, POTENTIAL
                       OR APPARENT CONFLICTS OF INTEREST

         Although all personal securities transactions by AmeriPrime Personnel must be conducted in a manner consistent with this Code, the Code itself is based upon the premise that AmeriPrime Personnel owe a fiduciary duty to clients, and should avoid any activity that creates an actual, potential or apparent conflict of interest. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code.

         AMERIPRIME PERSONNEL MUST ADHERE TO THESE GENERAL PRINCIPLES AS WELL AS COMPLY WITH THE SPECIFIC PROVISIONS OF THIS CODE. TECHNICAL COMPLIANCE WITH THE CODE AND ITS PROCEDURES WILL NOT AUTOMATICALLY PREVENT SCRUTINY OF TRADES THAT SHOW A PATTERN OF ABUSE OF AN INDIVIDUAL'S FIDUCIARY DUTIES OF CLIENTS.

DEFINITIONS

"ACT" means the Investment Company Act of 1940.

"ADVISERS" means the Advisers listed on Schedule A to this Code. ("Schedule A" shall mean such schedule as it may be amended from time to time.)

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"AFFILIATED FUNDS" means, for Adviser Personnel, the Fund for which such Adviser serves as investment adviser, and for Trust Personnel, all Funds.

"ADVISER PERSONNEL" means all employees, whether full-time or part-time, of the Advisers. Any provisions of this Code that apply directly to Adviser Personnel apply equally to accounts in the names of other persons in which Adviser Personnel have Beneficial Ownership.

"BENEFICIAL OWNERSHIP" means the opportunity, directly or indirectly, to profit or share in any profit derived from the purchase or sale of the subject Securities. "Beneficial Ownership" includes, but is not limited to, ownership of Securities held by members of the family. For these purposes, a person's family includes the spouse, minor children, any person living in the home and any relative to whose support the person directly or indirectly contributes.

"CONTROL" means the power to exercise a controlling influence over the management or policies of the Trust, unless such power is solely the result of an official position with a Trust. Any person who beneficially owns, either directly or through one or more controlled companies, more than 25 percent of the voting securities of any present Fund of a Trust shall be presumed to control such Fund. Any such presumption may be rebutted by evidence, in accordance with Section 2(a)(9) of the Act.

"COMPLIANCE OFFICER" means, for Adviser Personnel, the person designated as the Compliance Officer by such Adviser, and for Trust Personnel, all Compliance Officers.

"FUND" means any of the Funds listed on Schedule A to this Code.

"PORTFOLIO MANAGERS" means those Adviser Personnel entrusted with the direct responsibility and authority to make investment decisions affecting any Fund. A list of Fund Portfolio Managers is attached as Schedule A to this Code. Any provisions of this Code that apply directly to Personal Securities Transactions by a Fund Portfolio Manager apply equally to transactions in accounts in the names of other persons in which the Fund Portfolio Manager has Beneficial Ownership.

"PERSONAL SECURITIES TRANSACTION(S)" means transactions in Securities for the account(s) in the names of AmeriPrime Personnel, or for accounts in which AmeriPrime Personnel have Beneficial Ownership.

"TRUST" means AmeriPrime Funds.

"TRUST PERSONNEL" means any officer or Trustee of the Trust.

"SECURITY" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing.

         The term "Security" shall not include the following securities (the "Excluded Securities"): (i) shares of registered open-end investment companies;
(ii) securities issued by the United States government; (iii) short term debt securities which are government securities within the meaning of Section 2(a)(16) of the Act; (iv) bankers' acceptances; (v) bank certificates of deposit; (vi) commercial paper and (vii) such other money market instruments as may be designated by the Trust's Board of Trustees.

"PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a Security. A Security shall be deemed "BEING CONSIDERED FOR PURCHASE OR SALE" by a Fund when a recommendation to purchase or sell has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. A Security shall not be deemed to be one which is "being considered for Purchase or Sale" by a Fund if such Security is reviewed as part of a general industrial survey or other broad monitoring of the securities market.

PROHIBITED PURCHASES AND SALES OF SECURITIES

         In a Personal Securities Transaction, Portfolio Managers may not:

         o Purchase or Sell a Security within three calendar days before and one calendar day after the execution of a trade in the same Security or an equivalent Security by the Affiliated Fund. If a Fund is engaged in a trading program extending over several trading days, the prohibition on trading by Mutual Fund Portfolio Managers begins three trading days prior to the first Fund transaction in that program, and ends one trading day after the last transaction in that program.

         In a Personal Securities Transaction, Adviser Personnel may not:

         o        Acquire any Security in an initial public offering;

         o Acquire any Security in a private placement without prior written authorization of the acquisition by the Compliance Officer of the Adviser with whom the person is affiliated. Any decision by a Fund to invest in such Securities must be approved solely by Adviser Personnel with no investment in the issuer;

         o In any calendar year, receive a gift or anything else (for example, air fare, hotel accommodations, etc.) with a value of more than $100 from any single person or entity that does business with or on behalf of the Trust;

         o Serve on the board of directors of a publicly traded company without prior authorization from the Board of Trustees of the Trust based upon a determination that such service would be consistent with the interests of the Trust and its shareholders. Adviser Personnel that serve on such boards of directors are not permitted to participate in any investment decisions made by the Trust involving Securities of a company on whose board they serve;

         o Execute a Personal Securities Transaction without the prior written authorization of the Compliance Officer.

         Adviser Personnel and Trust Personnel may not:

         o Execute a Personal Securities Transaction on a day during which the Affiliated Fund has a pending "buy" or "sell" order in that Security or an equivalent Security, until the Affiliated Fund's order is executed or withdrawn. In the case of "good until canceled" orders placed by a Fund, this provision applies only if the market price is within 2 points or 10% of the "good until canceled" price; or

         o Execute a Personal Securities Transaction in a Security or an equivalent Security that is being considered for Purchase or Sale by an Affiliated Fund;

provided, however, that for Trust Personnel, these prohibitions shall only apply with respect to Personal Securities Transactions if the Trust Personnel knew or, in the ordinary course of fulfilling his or her duties as an officer or Trustee of the Trust, should have known, that during the fifteen day period immediately preceding or after the date of the Personal Security Transaction in the Security by the officer or Trustee such Security is or was purchased or sold by a Fund or such purchase or sale by a Fund is or was considered by a Fund or the Adviser.

EXEMPTED TRANSACTIONS

         The provisions described above under the heading PROHIBITED PURCHASES AND SALES OF SECURITIES and the preclearance procedures under the heading PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS do not apply to:

         o        Purchases or Sales of Excluded Securities;

         o Purchases or Sales of Securities involving less than 2,000 shares of any Security included in the Standard & Poor's 500 Index;

         o Purchases or Sales of Securities involving less than 2,000 shares of a Security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares for the past ten trading days;

         o Purchases or Sales of options contracts on a broad-based market index;

         o Purchases or Sales of Securities effected in any account in which AmeriPrime Personnel have no Beneficial Ownership;

         o Purchases or Sales of Securities which are non-volitional on the part of either AmeriPrime Personnel or a Fund (for example, the receipt of stock dividends);

         o Purchases of Securities made as part of automatic dividend reinvestment plans;

         o Purchases of Securities made as part of an employee benefit plan involving the periodic purchase of company stock or mutual funds; and

         o Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sale of such rights so acquired.

PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS.

         All  Adviser  Personnel  wishing  to  engage  in  Personal   Securities
Transaction, must obtain prior written authorization of any such Personal Securities Transaction from the Compliance Officer or such person or persons that such Compliance Officer may from time to time designate to make such written authorizations. Personal Securities Transactions by a Compliance Officer shall require prior written authorization of the President of the Adviser with whom the Compliance Officer is affiliated, or his designate, who shall perform the review and approval functions relating to reports and trading by the Chief Compliance Officer. The Adviser shall adopt the appropriate forms and procedures for implementing this Code of Ethics.

         Any authorization so provided is effective until the close of business on the fifth trading day after the authorization is granted. In the event that an order for the Personal Securities Transaction is not placed within that time period, a new authorization must be obtained. If the order for the transaction is placed but not executed within that time period, no new authorization is required unless the person placing the original order amends the order in any manner. Authorization for "good until canceled" orders are effective until the order conflicts with a Fund order.

         If a person wishing to affect a Personal Securities Transaction learns, while the order is pending that the same Security is being considered for Purchase or Sale by the Fund, such person shall cancel the trade.

         NOTIFICATION OF FUND TRADING ACTIVITY

         In addition to placing Purchase or Sale Orders for the Funds, the Mutual Fund Portfolio Managers, or their designates, shall notify, their respective Compliance Officers of daily purchases and sales and of Securities being considered for Purchase or Sale by the Affiliated Fund (other than anticipated transactions in Excluded Securities).

TRANSACTION AND ACCOUNT POSITION REPORTING REQUIREMENTS

         DISCLOSURE OF PERSONAL BROKERAGE ACCOUNTS

         At the commencement of employment with an Adviser, all Adviser Personnel are required to submit to the Compliance Officer, the names and account numbers of all of their personal brokerage accounts, brokerage accounts of members of their immediate families, and any brokerage accounts which they control or in which they or an immediate family member has Beneficial Ownership.

         Each of these accounts is required to furnish duplicate confirmations and statements to the Adviser with whom the person is affiliated.

         ANNUAL REPORTING REQUIREMENTS

         All Adviser Personnel are required to disclose all personal Securities holdings upon commencement of employment, and thereafter on an annual basis. At the commencement of employment and, thereafter, at the beginning of the first quarter of each fiscal year, all Adviser Personnel are required to certify that they have read and understand this Code and that they have complied with its requirements throughout the prior fiscal year.

         QUARTERLY REPORTING REQUIREMENTS

         All Adviser Personnel, shall report to the Compliance Officer of the Adviser with whom the person is affiliated the following information with respect to transactions in any Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the
Security:

         o The date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

         o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         o        The price at which the transaction was effected; and

         o The name of the broker, dealer or bank with or through whom the transaction was effected.

         Trust Personnel who knew or, in the ordinary course of fulfilling his or her duties as an officer or Trustee of the Trust, should have known, that during the fifteen day period immediately preceding or after the date of a Personal Security Transaction in a Security by the officer or Trustee such Security is or was purchased or sold by a Fund or such purchase or sale by a Fund is or was considered by a Fund or the Adviser, shall make the above disclosures to the Board of Trustees, but only with respect to the applicable Personnel Security Transactions.

         Reports pursuant to this section of this Code shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall include a certification that the reporting person has reported all Personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates. Adviser Personnel and Trust Personnel need not make such a report with respect to transactions effected for any account in which they may have Beneficial Ownership, but over which they do not have any direct or indirect influence or control (for example, a blind trust).

ENFORCEMENT AND PENALTIES

         The Compliance Officers of the Advisers shall review the transaction information supplied by their employees, whether full-time or part-time. The Board of Trustees will review the transaction information supplied by the Trust Personnel. If a transaction appears to be in violation of this Code of Ethics, the transaction will be reported to the Adviser with whom the person is affiliated as well as the Board of Trustees of the Trust.

         Upon being informed of a violation of this Code of Ethics, the Adviser may impose such sanctions at it deems appropriate, including but not limited to, a letter of censure or suspension, termination of the employment of the violator or a request for disgorgement of any profits received from a securities transaction effected in violation of this Code of Ethics. The Adviser shall impose sanctions in accordance with the principle that no AmeriPrime Personnel may profit at the expense of the shareholders of the Trust. Any sanctions imposed with respect thereto shall be reported periodically to the Board of Trustees of the Trust.

DUTIES AND POWERS OF THE BOARD OF TRUSTEES

         Each Adviser shall submit to the Board of Trustees of the Trust at each regular meeting of the Board, a report on Personal Securities Transactions by Adviser Personnel. Such reports shall be reviewed by the Board of Trustees in order to determine whether any violation of this Code or any section of the Act or the regulations promulgated thereunder has occurred.

         Annually, each Adviser shall submit to the Board of Trustees a report that:

         o        Summarizes  existing  procedures  concerning  Personal
                  Securities investing and any changes in the procedures made during the prior year;

         o Identifies any violations of this Code and any significant remedial action taken during the prior year; and

         o Identifies any recommended changes in existing restrictions or procedures based upon the experience under the Code, evolving industry practices or developments in applicable laws and regulations.

         The Board of Trustees of the Trust may, in their discretion, take any actions and impose any penalty it deems appropriate upon any person that has violated the Code of Ethics of the Trust or engaged in a course of conduct which, although in technical compliance with this Code, shows a pattern of abuse by that person of his or her fiduciary duties to the Trust.

         The above actions of the Board of Trustees may be in addition to any action taken by the applicable Adviser against the person or persons involved.

                  SCHEDULE A - ADVISERS AND PORTFOLIO MANAGERS

===============================================    =======================================    ======================================
                   FUND                                        ADVISER                                    PORTFOLIO MANAGERS

-----------------------------------------------    ---------------------------------------    --------------------------------------
-----------------------------------------------    ---------------------------------------    --------------------------------------
AIT Vision U.S. Equity Portfolio                   LBS Capital Management, Inc.               Douglas W. Case, Dean S. Barr
-----------------------------------------------    ---------------------------------------    --------------------------------------
-----------------------------------------------    ---------------------------------------    --------------------------------------
Fountainhead Value Fund                            Jenswold, King & Associates, Inc.          Roger E. King
Fountainhead Kaleidoscope Fund                     King Investment Advisors, Inc.
-----------------------------------------------    ---------------------------------------    --------------------------------------
-----------------------------------------------    ---------------------------------------    --------------------------------------
GLOBALT Growth Fund                                GLOBALT, Inc.                              Samuel E. Allen, Gary E. Fullam,
                                                                                              Gregory S. Paulette, Angela Z. Allen
-----------------------------------------------    ---------------------------------------    --------------------------------------
-----------------------------------------------    ---------------------------------------    --------------------------------------
MAXIM Contrarian                                   Newport Investment Advisors, Inc.          Kenneth Holeski
-----------------------------------------------    ---------------------------------------    --------------------------------------
-----------------------------------------------    ---------------------------------------    --------------------------------------
IMS Capital Value Fund                             IMS Capital Management, Inc.               Carl Marker
-----------------------------------------------    ---------------------------------------    --------------------------------------
-----------------------------------------------    ---------------------------------------    --------------------------------------
Corbin Small-Cap Value Fund                        Corbin & Company                           David A. Corbin
-----------------------------------------------    ---------------------------------------    --------------------------------------
-----------------------------------------------    ---------------------------------------    --------------------------------------
Florida Street Bond Fund                           CommonWealth Advisors, Inc.                Walter A. Morales
Florida Street Growth Fund
-----------------------------------------------    ---------------------------------------    --------------------------------------
-----------------------------------------------    ---------------------------------------    --------------------------------------
Worthington Fund                                   CWH Associates, Inc.                       Andrew Abrams, Cliff Henry
-----------------------------------------------    ---------------------------------------    --------------------------------------
-----------------------------------------------    ---------------------------------------    --------------------------------------
Marathon Value Fund                                Burroughs & Hutchinson, Inc.               Mark Matsko
-----------------------------------------------    ---------------------------------------    --------------------------------------
-----------------------------------------------    ---------------------------------------    --------------------------------------
AAM Equity Fund                                    Appalachian Asset Management, Inc.         Knox Fuqua
-----------------------------------------------    ---------------------------------------    --------------------------------------
-----------------------------------------------    ---------------------------------------    --------------------------------------
Austin Opportunity Fund                            Paul B. Martin, Jr. d/b/a/                 Paul B. Martin
Texas Opportunity Fund                             Martin Capital Advisors
U.S. Opportunity Fund
-----------------------------------------------    ----------------------------------------  ---------------------------------------
-----------------------------------------------    ----------------------------------------  ---------------------------------------
GJMB Fund                                          Gamble, Jones Murphy & Bent, Inc.                          Committee
-----------------------------------------------    ----------------------------------------    -------------------------------------
-----------------------------------------------    ----------------------------------------    -------------------------------------
Cornerstone MVP Fund                               Cornerstone Investment                       Christopher S. Ryan
                                                   Management, L.L.C.
-----------------------------------------------    ----------------------------------------    -------------------------------------
-----------------------------------------------    ----------------------------------------    -------------------------------------
Dobson Covered Call Fund                           Dobson Capital Management, Inc.             Charles L. Dobson
-----------------------------------------------    ----------------------------------------    -------------------------------------
-----------------------------------------------    ----------------------------------------    -------------------------------------
Auxier Equity Fund                                 Auxier Investment, Inc., L.L.C.             J. Jeffrey Auxier
-----------------------------------------------    ----------------------------------------    -------------------------------------
-----------------------------------------------    ----------------------------------------    -------------------------------------
Shepherd Value Market Fund                         Cornerstone Capital Management, Inc.        Jason Huntley
Shepherd Value Growth Fund                         Shepherd Advisory Services, Inc.
Shepherd Value Fixed Income Fund
Shepherd Value International Fund
Shepherd Value Small-Cap Fund
Shepherd Value VIF Equity Fund
-----------------------------------------------    ----------------------------------------    -------------------------------------
-----------------------------------------------    ----------------------------------------    -------------------------------------
10K SmartTrust Fund                                Monument Investments, Inc.                  Paul Hamilton
-----------------------------------------------    ----------------------------------------    -------------------------------------
-----------------------------------------------    ----------------------------------------    -------------------------------------
Columbia Partners Equity Fund                      Columbia Partners. L.C.C.,                  Robert A. von Pentz, Gary Dickinson,
                                                   Investment Management                       Rhys H. Williams
-----------------------------------------------    ----------------------------------------   --------------------------------------
-----------------------------------------------    ----------------------------------------   --------------------------------------
The Cash Fund                                      Cash Management Systems, Inc.
-----------------------------------------------    ----------------------------------------   --------------------------------------
-----------------------------------------------    ----------------------------------------   --------------------------------------
The Ariston Convertible Securities Fund            Ariston Capital Management Corporation
-----------------------------------------------    ----------------------------------------   --------------------------------------
-----------------------------------------------    ----------------------------------------   --------------------------------------
Leader Converted Mutual Bank Fund                  Leader Capital Corp.
-----------------------------------------------    ----------------------------------------   --------------------------------------
-----------------------------------------------    ----------------------------------------   --------------------------------------
Westcott Nothing But Net Fund                      Aegis Asset Management, Inc.
Westcott Multi-National Large-Cap Fund
Westcott Fixed Income Fund
-----------------------------------------------    ----------------------------------------   --------------------------------------



Schedule Revised on: September 22, 1999